UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event Reported): May 19, 2015 (May 18, 2015)

CHINA SHENGDA PACKAGING GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-148232	26-1559574
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

No. 2 Beitang Road
Xiaoshan Economic and Technological Development Zone
Hangzhou, Zhejiang Province 311215
People's Republic of China
(Address of principal executive offices)

(86) 571-82838805
(Registrant's telephone number, including area code)

_______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.03	Material Modification to Rights of Security Holders

The disclosure set forth under Items 5.03 and 8.01 below is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

China Shengda Packaging Group Inc. (the “Company”) filed a Certificate of Change (the “Certificate”) pursuant to Nevada Revised Statutes (“NRS”) Section 78.209 with the Secretary of State of the State of Nevada to effect a reverse stock split (the “Reverse Split”) of the Company’s authorized and issued and outstanding common stock, par value $0.001 per share (the “Common Stock”), at an exchange ratio of 1-for-5. The Certificate has the effect of amending the Company’s Articles of Incorporation. A copy of the Certificate is attached hereto as Exhibit 3.1 and incorporated herein by reference.

The Reverse Split was duly approved by the Board of Directors of the Company without shareholder approval, in accordance with the authority conferred by Section 78.207 of the NRS. The Reverse Split became effective at 4:30 pm Eastern Standard Time on May 18, 2015 (the “Effective Time”). As a result of the Reverse Split, the total number of issued and outstanding shares of Common Stock decreased from 38,790,811 to approximately 7.76 million, and the Company’s authorized shares of Common Stock simultaneously decreased from 190,000,000 to 38,000,000 shares. No fractional shares will be issued, and no cash or other consideration will be paid. All fractional shares created by the Reverse Split were rounded up to the nearest whole share.

There has been no adjustment to the par value of the Common Stock and no changes have been made to the Company’s preferred stock as a result of the Reverse Split (as of the Effective Time, the Company had no shares of preferred stock issued or outstanding).

Item 8.01	Other Events.

At the market opening on May 19, 2015, the Company’s Common Stock began trading on the NASDAQ Stock Market on a split-adjusted basis. Trading of the Company’s Common Stock will continue under the symbol “CPGI”. The new CUSIP number for the Company’s Common Stock following the Reverse Split is 16950v 206.

On May 18, 2015, we published a press release to announce the Reverse Split. A copy of press release is attached hereto as Exhibit 99.1 and is incorporated herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit No.	Description
3.1	Certificate of Change Pursuant to Section 78.209, filed with the Nevada Secretary of State
99.1	Press release dated May 18, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Shengda Packaging Group Inc.

Date: May 19, 2015

/s/ Daliang Teng
Name: Daliang Teng
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Change Pursuant to Section 78.209, filed with the Nevada Secretary of State
99.1	Press release dated May 18, 2015